UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  December 11, 2007

First National Bancshares, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-30523	58-2466370
(Commission File Number)	(IRS Employer Identification No.)

215 North Pine Street, Spartanburg, S.C.	29302
(Address of principal executive offices)	(Zip Code)

(864) 948-9001
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD disclosure.

On December 3, 2007, The Federal Reserve Bank of Richmond, acting under authority delegated by the Board of Governors of the Federal Reserve System, approved the application by First National Bancshares, Inc., Spartanburg, South Carolina, to acquire Carolina National Corporation, Columbia, South Carolina, pursuant to Section 3(a) (5) of the Bank Holding Company Act. Special shareholder meetings at which the Agreement and Plan of Merger dated August 26, 2007, as approved by both companies’ boards of directors, will be submitted for approval are scheduled for December 11, 2007, in Columbia, South Carolina for Carolina National shareholders and December 13, 2007, in Spartanburg, South Carolina for First National shareholders.

You may also obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about First National and Carolina National, at the SEC’s internet site (http://www.sec.gov). Free copies of the joint proxy statement/prospectus and each company’s filings with the SEC may also be obtained from the respective companies. Free copies of First National’s filings may be obtained by directing a request to First National Bancshares, Inc., 215 N. Pine St., Spartanburg, SC, 29302, Attention: Jerry L. Calvert. Free copies of Carolina National’s filings may be obtained by directing a request to Carolina National Corporation, 1350 Main St., Columbia, SC 29201, Attention: Roger B. Whaley.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL BANCSHARES, INC.

By:	/s/ Kitty B. Payne
Name: Title:	Kitty B. Payne Executive Vice President/Chief Financial Officer

Dated: December 11, 2007